UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2013

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 16, 2013, Emerald Oil, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. and Johnson Rice & Company L.L.C., as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company will sell 12,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”) at a public offering price of $6.10 per share. The Underwriters were also granted an over-allotment option for a period of 30 days to purchase up to a maximum of 1,800,000 additional shares of the Common Stock from the Company. The material terms of the offering of the shares of Common Stock are described in the prospectus supplement dated May 17, 2013, as filed by the Company with the Securities and Exchange Commission (the “Commission”). The offer and sale of the shares of Common Stock were registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-184430), and the closing is expected to occur on May 22, 2013.

The Company intends to use the net proceeds from this offering of approximately $69.2 million (after deducting underwriting discounts and commissions and estimated offering expenses) and the net proceeds from any exercise of the underwriters’ option to purchase additional shares of Common Stock, along with cash on hand and the proceeds from its concurrent private placement with White Deer Energy, cash flow from operations, proceeds from the sale of assets and additional borrowings under the credit facility, to fund its capital budget in 2013. Any remaining net proceeds will be used for general corporate purposes, including working capital.

The Underwriters and their affiliates have performed investment and commercial banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

On May 17, 2013, the Company issued a press release entitled “Emerald Oil, Inc. Announces Pricing of Upsized Public Offering of Common Stock.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

1.1	Underwriting Agreement dated as of May 16, 2013, among Emerald Oil, Inc. and Canaccord Genuity Inc. and Johnson Rice & Company L.L.C., as representatives of the several underwriters named therein.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

99.1	Press release dated May 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

By: /s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Accounting Officer

Date: May 17, 2013

EXHIBIT INDEX

Exhibit	Exhibit Description

1.1	Underwriting Agreement dated as of May 16, 2013, among Emerald Oil, Inc. and Canaccord Genuity Inc. and Johnson Rice & Company L.L.C., as representatives of the several underwriters named therein.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

99.1	Press release dated May 17, 2013.